EXHIBIT 2.3

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is entered into as of June 11, 2002 by CENTIV, INC., a Georgia corporation ("Centiv-Georgia"), and CENTIV, INC., a Delaware corporation and a wholly owned subsidiary of Centiv-Georgia ("Centiv-Delaware" and, together with Centiv-Georgia, the "Constituent Corporations").

     WHEREAS, Centiv-Georgia has authorized capital stock consisting of 35,000,000 shares of Class A Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share, of which 4,956,535 shares of Class A Common Stock and 1,000,000 shares of Series A Convertible Preferred Stock are issued and outstanding as of the date hereof; and

     WHEREAS, Centiv-Delaware has authorized capital stock consisting of 35,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share, of which 1,000 shares of Common Stock are issued and outstanding as of the date hereof and 1,000,000 shares of Preferred Stock have been designated as Series A Convertible Preferred Stock pursuant to a Certificate of Designations, Preferences and Rights; and

     WHEREAS, the Boards of Directors of the respective Constituent Corporations have determined that it is advisable that Centiv-Georgia be merged with and into Centiv-Delaware and that Centiv-Delaware shall continue as the surviving corporation on the terms and conditions hereinafter set forth in accordance with the applicable provisions of the laws of the States of Georgia and Delaware;

     NOW, THEREFORE, the parties to this Agreement agree as follows:

1.     THE MERGER

     Centiv-Georgia and Centiv-Delaware shall be merged into a single corporation in accordance with the applicable provisions of the laws of the State of Georgia and the State of Delaware by Centiv-Georgia merging with and into Centiv-Delaware, and Centiv-Delaware shall continue as the surviving corporation under the name Centiv, Inc. (the "Surviving Corporation").

2.     EFFECT OF THE MERGER

     2.1 The merger shall become effective as provided in the applicable laws of the State of Georgia and the State of Delaware (the time when the merger shall become effective being sometimes referred to herein as the "Effective Time").

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     2.2     At the Effective Time:

          (a) Centiv-Delaware shall be the Surviving Corporation, and the separate existence of Centiv-Georgia shall cease, except to the extent provided by the laws of the State of Georgia in the case of a corporation after its merger with and into another corporation;

          (b) The Surviving Corporation shall, without further transfer or other action on the part of the Constituent Corporation, succeed to and thereafter possess and enjoy all of the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, of each of the Constituent Corporations, and be subject to all of the restrictions, disabilities and duties of each of the Constituent Corporations, and all property, real, personal and mixed, of and all debts due to each of the Constituent Corporations on whatever account, and all things in actions, and all and every other interest of, or belonging or due to, each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation; and the title to any real estate, or any interest therein, vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of this merger. Without limiting the generality of the foregoing, the Surviving Corporation shall assume and continue all employee profit sharing or benefit plans of Centiv-Georgia, and said plans shall not be terminated as a result of the merger.

          (c) All rights of creditors and all liens, if any, upon the property of either of the Constituent Corporations shall be preserved unimpaired by the merger, and all debts, liabilities, obligations and duties of either of the Constituent Corporations shall become the responsibility and liability of the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities, obligations and duties had been incurred or contracted by it.

          (d) All corporate acts, plans, policies, arrangements, approvals and authorizations of Centiv-Georgia, its shareholders, Board of Directors, officers and agents, which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, arrangements, approvals and authorizations of the Surviving Corporation and shall be effective and binding thereon as the same were with respect to Centiv-Georgia.

3.     CERTIFICATE OF INCORPORATION

     The Certificate of Incorporation including the Certificate of Designations, Preferences and Rights of Centiv-Delaware shall constitute the Certificate of Incorporation of the Surviving Corporation, subject always to the right of the Surviving Corporation to amend its Certificate of Incorporation or Certificate of Designations, Preferences and Rights in accordance with the laws of the State of Delaware and the provisions of the Certificate of Incorporation or the Certificate of Designations, Preferences and Rights and the Bylaws of the Surviving Corporation.

4.     BYLAWS

     The Bylaws of Centiv-Delaware in effect at the Effective Time shall constitute the Bylaws of the Surviving Corporation until altered, amended or repealed in accordance with the provisions of the laws of the State of Delaware and the Certificate of Incorporation and Bylaws of the Surviving Corporation.

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5. DIRECTORS AND OFFICERS

     The directors of the Surviving Corporation shall be comprised of: Steven J. Carnavale (Class I), Kim Feil (Class I), Thomas M. Mason (Class II), Frank Dalton (Class II), Albert Sisto (Class III) and William M. Rychel (Class III) each to hold office for his or her elected or appointed term and until his or her successor shall have been elected and shall have qualified or until his earlier resignation or removal as provided for in the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Centiv-Georgia in office at the Effective Time shall continue in office as the officers of the Surviving Corporation, each to hold office for his or her elected or appointed term and until his or her successor shall have been elected and shall have qualified or until his earlier resignation or removal as provided for in the Certificate of
Incorporation and Bylaws of the Surviving Corporation.

6. CONVERSION OF SHARES

     The manner and basis of converting the shares of Centiv-Georgia into shares of the Surviving Corporation, and the cancellation and retirement of shares of Centiv-Delaware shall be as follows:

     6.1 The 1,000 shares of Common Stock, par value $.001 per share, of Centiv-Delaware (all of which are owned of record and beneficially by Centiv-Georgia) shall be cancelled.

     6.2 Each share of Class A Common Stock, par value $.001 per share, of Centiv-Georgia issued and outstanding or held in its treasury at the Effective Time shall forthwith and without the surrender of stock certificates or any other action, be converted into one fully paid and nonassessable share of Common Stock, par value $.001 per share, of the Surviving Corporation. Outstanding certificates representing shares of Centiv-Georgia Class A Common Stock shall thereafter represent the same number of shares of Common Stock of the Surviving Corporation.

     6.3 After the Effective Time, each holder of a certificate representing shares of outstanding Centiv-Georgia Class A Common Stock may, but shall not be required to, surrender the same to American Stock Transfer and Trust Company, or its successor, as transfer agent for the Centiv-Georgia Class A Common Stock and the Common Stock of the Surviving Corporation, and upon such surrender such holder shall be entitled to receive a certificate or certificates issued by the Surviving Corporation for the number of shares of Common Stock represented by the surrendered certificate. The Surviving Corporation shall be entitled to rely upon the stock records of Centiv-Georgia as to the ownership of shares of its Class A Common Stock at the Effective Time. If any stockholder of the Surviving Corporation cannot produce the certificate or certificates theretofore evidencing the ownership of shares of Centiv-Georgia, he shall be required to proceed in regard thereto as he would have had to do were he under like circumstances applying for the issuance of a new certificate of Centiv-Delaware.

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     6.4     Each share of Series A Convertible Preferred Stock, par value $.001 per share, of Centiv-Georgia issued and outstanding or held in its treasury at the Effective Time shall forthwith and without the surrender of stock certificates or any other action, be converted into one fully paid and nonassessable share of Series A Convertible Preferred Stock, par value $.001 per share, of the Surviving Corporation. Outstanding certificates representing shares of Centiv-Georgia Series A Convertible Preferred Stock shall thereafter represent the same number of shares of Series A Convertible Preferred Stock of the Surviving Corporation.

     6.5 After the Effective Time, each holder of a certificate representing shares of outstanding Centiv-Georgia Series A Convertible Preferred Stock may, but shall not be required to, surrender the same to the Surviving Corporation, or, if the Surviving Corporation so designates, to American Stock Transfer and Trust Company, or its successor, as transfer agent for the Centiv-Georgia Class A Common Stock and the Common Stock of the Surviving Corporation, and upon such surrender such holder shall be entitled to receive a certificate or certificates issued by the Surviving Corporation for the number of shares of Series A Convertible Preferred Stock represented by the surrendered certificate. The Surviving Corporation shall be entitled to rely upon the stock records of Centiv-Georgia as to the ownership of shares of its Series A Convertible Preferred Stock at the Effective Time. If any stockholder of the Surviving Corporation cannot produce the certificate or certificates theretofore evidencing the ownership of shares of Centiv-Georgia, he shall be required to proceed in regard thereto as he would have had to do were he under like circumstances applying for the issuance of a new certificate of Centiv-Delaware.

     6.6 To the extent an outstanding warrant provides for the issuance or purchase of, or otherwise relates to, Centiv-Georgia Class A Common Stock or Series A Convertible Preferred Stock after the Effective Time, such warrant shall be assumed by the Surviving Corporation and deemed to provide for the issuance or purchase of, or otherwise relate to, Common Stock or Series A Convertible Preferred Stock, as applicable, of the Surviving Corporation. References in any warrant to Centiv-Georgia shall be deemed to refer to the Surviving Corporation. As of the Effective Time, the Surviving Corporation shall reserve shares of its authorized and unissued Common Stock and Series A Convertible Preferred Stock that may be issued for purposes of the warrants in numbers equal to the number of shares of Centiv-Georgia Class A Common Stock and Series A Convertible Preferred Stock that were reserved by Centiv-Georgia for purposes of the warrants immediately prior to the Effective Time.

     6.7 Centiv-Georgia shall not make any transfers on its stock books after the Effective Time.

7.     EMPLOYEE BENEFIT PLANS

     At the Effective Time, each employee stock option, stock appreciation right, incentive, savings and investment, profit sharing and pension plan to which Centiv-Georgia is then a party (the "Plans") shall be assumed by, and continue to be the Plans of, the Surviving Corporation. To the extent any Plan

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provides for the issuance or purchase of, or otherwise relates to,
Centiv-Georgia Class A Common Stock after the Effective Time, such Plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Common Stock of the Surviving Corporation. References in any Plan to Centiv-Georgia shall be deemed to refer to the Surviving Corporation. As of the Effective Time, the Surviving Corporation shall reserve shares of its authorized and unissued Common Stock that may be issued for purposes of the Plans in numbers equal to the number of shares of Centiv-Georgia Class A Common Stock that were reserved by Centiv-Georgia for purposes of the Plans immediately prior to the Effective Time.

8.     EXPENSES OF MERGER

     The Surviving Corporation shall pay all unpaid expenses of carrying this Agreement into effect and accomplishing the merger provided for herein.

9.     FURTHER ASSURANCES

     If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance in law is necessary or desirable to vest in the Surviving Corporation the title to any property or rights Centiv-Georgia, the proper officers and directors of Centiv-Georgia shall, and will, execute and make all such proper assignments and assurances in law and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Centiv-Georgia, or otherwise, to take any and all such actions.

10.     APPROVAL BY SHAREHOLDERS; AMENDMENT; TERMINATION

     10.1 This Agreement shall be submitted to the shareholders of each of the Constituent Corporations, as provided by law, and it shall take effect and be deemed to be taken to be the Agreement and Plan of Merger of the Constituent Corporations upon the approval or adoption thereof by the shareholders of each of the Constituent Corporations, in accordance with the requirements of the laws of the State of Georgia and the State of Delaware, and upon the execution, filing and recording of such documents and the doing of such other acts and things as shall be required for accomplishing the merger under the provisions of the applicable statutes of the State of Georgia and the State of Delaware.


     10.2 This Agreement may be amended prior to the Effective Time by action of the respective Boards of Directors of the Constituent Corporations without action by the shareholders of either Constituent Corporation, except that the holders of a majority of the Centiv-Georgia Class A Common Stock must approve any amendment (i) to Sections 6.1 or 6.2 of this Agreement, (ii) changing the terms, rights, powers or preferences of Centiv-Delaware Common Stock or (iii) altering any terms of this Agreement, if such alteration would affect the holders of the Class A Common Stock of Centiv-Georgia, and the holders of a majority of the Centiv-Georgia Series A Convertible Preferred Stock must approve any amendment (i) to Section 6.4 of this Agreement, (ii) changing the terms,

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rights, powers or preferences of Centiv-Delaware Series A Convertible Preferred
Stock or (iii) altering any terms of this Agreement, if such alteration would affect the holders of the Series A Convertible Preferred Stock of Centiv-Georgia.

     10.3 At any time prior to the Effective Time, this Agreement may be terminated and abandoned by Centiv-Georgia by appropriate resolution of its Board of Directors, notwithstanding the approval of this Agreement by the shareholders thereof. In the event of termination and abandonment, this Agreement shall become void and have no effect, without any liability on the part of either of the Constituent Corporations, or its shareholders, directors or officers in respect thereof.

11.     CERTAIN AGREEMENTS OF CENTIV-DELAWARE

     11.1 Centiv-Delaware, as the Surviving Corporation, hereby agrees that it may be served with process in the State of Georgia in any proceeding for the enforcement of any obligation of Centiv-Georgia or of the rights of a dissenting shareholder of Centiv-Georgia.

     11.2 Centiv-Delaware, as the Surviving Corporation, hereby irrevocably appoints the Secretary of the State of Georgia as its agent to accept service of process in any proceeding described in Section 11.1.

     11.3 Centiv-Delaware, as the Surviving Corporation, hereby agrees that it will promptly pay to dissenting shareholders, if any, of Centiv-Georgia the amount, if any, to which they shall be entitled pursuant to the laws of the State of Georgia.

12. MISCELLANEOUS

     12.1 This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     12.2 The Board of Directors and the proper officers of Centiv-Georgia and Centiv-Delaware are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and record any and all instruments, papers and documents that shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement or of the merger.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, each of the Constituent Corporations, has caused this
Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                   CENTIV, INC., A GEORGIA
                                   CORPORATION

                                   /s/ William M. Rychel
                                   ------------------------
                                   By:  William M. Rychel
                                   Its: President

                                   CENTIV, INC., A DELAWARE
                                   CORPORATION

                                   /s/ William M. Rychel
                                   ------------------------
                                   By:  William M. Rychel
                                   Its: President